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                                                                    EXHIBIT 10.7

                               CREDIT AGREEMENT
                               ----------------


     This Credit Agreement is entered into as of the 11th day of December, 1996 by and between Robert Pozner, a US citizen ("Lenders") and MSH Entertainment Corporation, a Utah corporation ("Borrower").

                                   RECITALS:
                                   ---------


A.  Lender is an experienced investor and a USA citizen; and

B. Due to the working capital needs of Borrower, Lender has agreed to make a loan of capital to Borrower, with the borrowings to be convertible into Common Stock of Borrower upon the completion of certain events.

Now, therefore, the parties agree as follows:

     1.  Loan
         ----

          1.1  Amount of Loan.  Lender hereby loans to Borrower the amount of
               ---------------
USD $200,000. Borrower shall execute a promissory note or notes evidencing the borrowings.

          1.2  Term.  Subject to the provisions of this Agreement, the loan
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principal and interest may be repaid in whole or in part, at any time until the first anniversary of the date of this Agreement.

          1.3  Interest Rate.  All amounts owing under this Agreement shall bear
               --------------
interest at nine percent (9%) per annum. All interest shall be calculated based on a 360 day year. In no event shall the rate of interest charged hereunder exceed the maximum amount permitted by law.

          1.4  Interest Payments.  All interest accrued under this Agreement
               ------------------
shall be paid at maturity, unless earlier paid at the option of Borrower.

          1.5  Maturity Date.  All amounts owing to Lender under this Agreement,
               --------------
including, without limitation, principal, interest and late charges, shall be due and payable on the first anniversary of the date of this Agreement.

     2.  Representations and Warranties of Borrower.  Borrower hereby makes the
         -------------------------------------------
following representations and warranties in order to induce Lender to make the loan available:

          2.1  Organization of Borrower.  Borrower is a corporation duly formed,
               -------------------------
validly existing and in good standing under the laws of the state of Utah and authorized to do business in the State of California.

          2.2  Authorization.  This Agreement is within Borrower's powers, has
               --------------
been duly authorized, and does not conflict with its Articles of Incorporation or Bylaws or any other agreement of Borrower.

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          2.3  Enforceable Agreement.  This Agreement is the legal, valid and
               ----------------------
binding agreement of Borrower, enforceable against Borrower in accordance with its terms, and any instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable.

          2.4  No Conflicts.  This Agreement does not conflict with any law,
               -------------
agreement, or obligation by which Borrower is bound.

     3.  Convenants.  Borrower agrees, until Lender is repaid in full:
         -----------

          3.1  Use of Proceeds.  To use the proceeds of the loan only for
               ----------------
financing working capital needs.

          3.2  Negative Convenants.  Not to, without Lender's written consent:
               --------------------

               (a) Engage in any business activities substantially different from Borrower's present business,

               (b)  Liquidate or dissolve Borrower's business,

               (c) Lease, or dispose of all or substantial part of Borrower's business or Borrower's assets,

               (d) Sell or otherwise dispose of any assets for less than fair market value,

               (e) Voluntarily suspend its business for more than 7 days in any 30 day period, and

               (f) Declare or pay any divided, redeem or repurchase any of its outstanding capital stock.

          3.3  Default.  If any of the following events occur, Lender may do one
               --------
or more of the following: declare Borrower in default, and require Borrower to repay its entire debt immediately and without prior notice. If a bankruptcy petition is filed with respect to Borrower, the entire debt outstanding under this Agreement will automatically become due immediately.

          (i)   Failure to Pay.  Borrower fails to make any payment under this
                ---------------
                Agreement when due, which failure is not cured within three days after written notice.

          (ii)  Violation of Covenants.  Borrower violates any of the covenants
                -----------------------
                set forth in  Section 3.2.

          (iii) Registration Statement.  Borrower fails to file a Registration
                -----------------------
                Statement in accordance with Section 4.

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     4.  Conversion Rights.  Upon the business day the Borrower's initial
         ------------------
Registration Statement becoming effective under the Securities Act of 1933, as amended, the outstanding principal and all accrued interest of the loan shall immediately and automatically be converted into restricted shares of the Common Stock of the Borrower at the rate of the lower of $1.00 per share or sixty percent (60%) discount (the "Discount") from the bid price for the common shares on effective date of the registration (the "Conversion Price"). The Conversion Price shall be adjusted to reflect any stock split, stock dividend, reorganization or other related change in capitalization of the Borrower. This conversion right shall relate only to loans made under this Agreement prior to the effectiveness of any Registration Statement filed by Borrower with the Securities and Exchange Commission providing for the sale of shares of Common Stock. The issuance of the subject shares for the full amount of the principal and interest shall be payment in full of the subject loan. Any fractional shares shall be paid in cash. The Borrower will include the registration of the Lender's restricted common shares in the filing of the initial Registration Statement Borrower agrees to file its initial Registration Statement no later than January 15, 1997. The Discount will increase an additional one percent (1%) for each calendar week that the Registration Statement filing date exceeds the scheduled deadline date. Should an agreement with an underwriter of the offering require modification of this agreement, including the sale of the Lender's shares in the subject offering, the Lender herewith agrees to same with the understanding that the Lender has the option to withdraw the subject shares from the offering and include them in a later filed Registration Statement.


     5.  Representation and Conditions.  The Lender hereby represents and
         ------------------------------
warrants to the Borrower as follows:

         5.1. The Lender has been afforded an opportunity to meet with the officers and directors of the Company and to ask and receive answers to any questions about the Loan/Shares and the business and affairs of the Company, and has therefore obtained sufficient information to evaluate the merits and risks of investment in the Shares. The Lender either (i) has a pre-existing personal or business relationship with the Company or one or more of its officers, directors or controlling persons, or (ii) by reason of the business or financial experience of the undersigned, has the capacity to protect his interests in connection with the purchase of the Shares.

         5.2. Until the effective date of the registration of the subject shares, the Shares are being acquired by the Lender solely for the account of the Lender for investment and not with a view to, or for resale in connection with, any distribution thereof or of any interest therein.

         5.3. The Lender is an "Accredited Investor" as that term is defined in Regulation D promulgated under the Securities Act of 1933 (the "Act"), and understands and acknowledges that the Shares are being offered and sold pursuant to an exemption from the registration requirements of the Act.

         5.4. The Lender agrees that no disposition of the Shares will be made unless:

         (a) A registration statement under the Act is in effect with respect to the sale or other disposition of the Shares; or

         (b) An exemption from such registration is available and the undersign shall obtain a similar statement of representations and warrants from the transfer and provide a copy of same to the Company.

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     6.  General
         -------

         6.1  No Waiver, Consents.  No alleged waiver by Lender shall be
              --------------------
effective in writing, and no waiver shall be construed as of a continuing waiver. No waiver shall be implied from any delay or failure by Lender to take action on account of any default of Borrower. Consent by Lender to any act or omission by Borrower shall not be construed as a consent to any other or subsequent act or omission or as a waiver of the requirement for Lender's consent to be obtained in any future or other instance.

        6.2  No Third Parties Benefited. This Agreement is made and entered into
             ---------------------------
for the sole protection and benefit of Lender and Borrower and their successors and assigns.

        6.3  Notices.  All notices given under this Agreement must be in writing
             --------
and shall be effectively served upon delivery, or if mailed, upon the first to occur of receipt or the expiration of forty-eight hours after deposit in first-class or certified United States mail, postage prepaid, sent to the party at its address appearing below its signature. Those addresses may be changed by either party by notice to the other party.

        6.4  Attorney's Fees.  If any lawsuit, reference or arbitration is
             ----------------
commenced which arises out of, or which relates to, this Agreement, the prevailing party shall be entitled to recover from each other party such sums as the court, referee or arbitrator may adjudge to be reasonable attorneys' fees in the action, reference or arbitration, in addition to costs and expenses otherwise allowed by law.

        6.5  Applicable Law. This Agreement shall be governed by and construed
             ---------------
in accordance with New Jersey law.

        6.6  Successors and Assigns.  The terms of this Agreement shall bind and
             -----------------------
benefit the successors and assigns of the parties; provided, however, that Borrower may not assign this Agreement, or assign or delegate any of its rights or obligations, without the prior written consent of Lender in each instance.

        6.7  Severability. The invalidity or unenforceability of any one or more
             -------------
provisions of this Agreement shall in no way affect any other provisions.

        6.8  Amendments. This Agreement may not be modified or amended except by
             -----------
a written agreement signed by the parties.


By:   /s/ ROBERT MAERZ
     ----------------------
     Robert Maerz, Chairman
     MSH Entertainment Corporation
     768 Brannan Street, San Francisco, CA 94103
     ("Borrower")

      /s/ ROBERT POZNER
     ----------------------
     Robert Pozner
     454 Stevens Avenue, Ridgewood, NJ 07450
     ("Lender")

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

                                PROMISSORY NOTE


Amount: $200,000.00             Los Angeles, CA          Date: December 11, 1996

MSH Entertainment Corporation, a Utah corporation, (Promisor) hereby promises to pay to the order of Robert Pozner (Promisee) in shares of common stock of the Promisor an amount equivalent to $200,000.00 Dollars and all accrued interest in lawful money of the United States of America. The interest rate on the outstanding balance of the amount is nine percent (9%) per annum. The conversion ratio of shares to dollars is to be determined by terms and conditions at the time of conversion which is the "Effective Date" of a Registration Statement to be filed by the Promisor. The "Effective Date" is also the due date of the this note.

The method of computing the conversion ratio, the "Effective Date," certain late penalties, and other condition which are a part of this note are defined in, and included herein by reference, an agreement between the parties, entitled Credit Agreement, and dated December 18, 1996.


   /s/ ROBERT MAERZ
------------------------------
Robert Maerz, Chairman
MSH Entertainment Corporation

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